Exhibit 10.33

People’s Republic of China	Printed by the Ministry of Land Resources of the People’s Republic of China
Mining permits
(copy)	Mining area inflection point coordinates:
Permit#: 3707820911001	X Y
Ownership of mining right: Zhucheng City Ziyang Ceramic Co., Ltd.	A: 3975468 20743396
Address: Zhucheng city, Lin Family Town Pan Family Village	B: 3975469 20743260
Mine Name: Pan Family Village Quarry	C: 3975440 20743262
Economic Type: private enterprise	D: 3975436 20743388
Minerals to be mined:
Mining method: Open-pit mining
Production scale: 25000 cubic meter per year	Mining depth: 12Meters
Mining area: 4000 square meter
Validity: 5 years from 2009/11/01 to 2014/10/31

Stamped by Zhucheng City Office of Mineral Resources Management
Mining Registration Seal
2009/11/02